Exhibit 99.4

Zi Yun Dong Fang Limited

Room No.809, 8/F

Tsim Sha Tsui Centre

66 Mody Road

Kowloon

Via EDGAR

Division of Corporation Finance

Office of Finance

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C., 20549

Zi Yun Dong Fang Limited

Registration Statement on Form F-1

Filed on May 16, 2025

File No. 333-287376

Request for Waiver and Representation under Item 8.A.4 of Form 20-F

The undersigned, Zi Yun Dong Fang Limited (the “Company”), a foreign private issuer organized under the laws of the Cayman Islands, is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of its registration statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering and listing in the United States of the Company’s ordinary shares. The letter respectfully requests a waiver of the requirements of Item 8.A.4 of Form 20-F.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, as of and for the years ended May 31, 2024 and 2023, and unaudited interim condensed consolidated financial statements for the six months ended November 30, 2024 and 2023.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements as of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and in effect as of the date hereof, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.

The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period subsequent to May 31, 2024.

3.	Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the fiscal year ended May 31, 2025 will be available until August2025.

5.	In no event will the Company seek effectiveness of its Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of form 20-F.

Very truly yours,

/s/ Zixiao Hui
Zixiao Hui
Chief Executive Officer, Chairman of the Board and Director